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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 20, 2004



                            SUPERIOR GALLERIES, INC.
             (Exact name of registrant as specified in its Charter)


         DELAWARE                     0-27121                    35-2208007
(State or Other Jurisdiction        (Commission                (IRS Employer
    of Incorporation)               File Number)             Identification No.)


9478 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA             90212
      (Address of Principal Executive Offices)                   (Zip Code)



       Registrant's telephone number, including area code: (310) 203-9855


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         Description of Common Stock
         ---------------------------

         Superior Galleries, Inc. (the "Company") is the successor to Tangible Asset Galleries, Inc., as a result of a merger between the two companies that was effected in June 2003. The Company intends to file a registration statement on Form S-8 covering the securities to be issued under the Company's 2003 Omnibus Stock Option Plan. In connection with this proposed filing, the Company desires to provide an updated description of its common stock. The following, therefore, provides a description of such common stock:

         General
         -------

         The Company's Certificate of Incorporation authorizes the issuance of up to 12,500,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value, 125,000 of which have been designated Series A $5.00 Redeemable 8% Convertible Preferred Stock ("Series A Preferred"), 3,400,000 of which have been designated Series B Convertible $1.00 Preferred Stock ("Series B Preferred"), and 2,000,000 of which have been designated Series D $1.00 Convertible Preferred Stock ("Series D Preferred"). The Company has not designated any Series C Preferred Stock. As of August 18, 2004, there were 4,485,942 shares of common stock, 125,000 shares of Series A Preferred, 3,400,000 shares of Series B Preferred and 2,000,000 shares of Series D Preferred issued and outstanding.

         Common Stock
         ------------

         All outstanding shares of common stock are fully paid and nonassessable. The following summarizes the rights of holders of the Company's common stock:

         o each holder of common stock is entitled to one vote per share on all matters to voted upon generally by the stockholders;

         o subject to the preferences that may apply to the shares of the Company's outstanding preferred stock, the holders of common stock are entitled to receive lawful dividends as may be declared by the Company's board of directors. Under the terms of the Certificates of Designation relating to the Company's Series A Preferred, Series B Preferred and Series D Preferred, (A) no cash dividends or distributions may be made with respect to the common stock unless the Company has paid all dividends required with respect to the Series A Preferred, (B) without the approval of the holders of a majority of the Series B Preferred, the Company may not make any distribution with respect to the common stock, and (C) without the approval of the holders of a majority of the Series D Preferred, the Company may not make any distribution with respect to the common stock other than redemptions or repurchases in amounts not exceeding $10,000 in the aggregate per fiscal year; and


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         o    upon the Company's liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all of the Company's assets remaining for distribution after satisfaction of all of the Company's liabilities and the payment of any liquidation preference of any outstanding preferred stock;

         o there are no redemption of sinking fund provisions applicable to the Company's common stock; and

         o there are no preemptive or conversion rights applicable to the Company's common stock.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 20, 2004               SUPERIOR GALLERIES, INC.


                                       By:  /s/ Paul Biberkraut
                                           -------------------------------------
                                           Paul Biberkraut
                                           Chief Financial Officer and Secretary



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